SCHEDULE 13G

ISSUER:  Crown Media Holdings, Inc.                        CUSIP No.:  228411104
------                                                     ---------


                                  EXHIBIT 2(a)

          This statement is being filed by J.P. Morgan Partners (BHCA), L.P. (formerly known as Chase Equity Associates, L.P.), a Delaware limited partnership (hereinafter referred to as "JPMP (BHCA)"), whose principal business office is located at 1221 Avenue of the Americas, New York, New York 10020. JPMP
(BHCA) is engaged in the venture capital and leveraged buyout business. The general partner of JPMP (BHCA) is JPMP Master Fund Manager, L.P. (formerly known as Chase Capital Partners, a New York general partnership), a Delaware limited partnership (hereinafter referred to as "JPMP Master Fund", whose principal business office is located at the same address as JPMP (BHCA), and is also directly or indirectly (through affiliates) engaged in the venture capital and leveraged buyout business. The general partner of JPMP Master Fund is JPMP Capital Corp. (formerly known as Chase Capital Corporation), a New York corporation (hereinafter referred to as "JPMP Capital Corp."), whose principal business office is located at the same address as JPMP (BHCA), and is also engaged in the venture capital and leveraged buyout business. Set forth in Schedule A hereto and incorporated herein by reference are the names, business addresses, principal occupations and employments of each executive officer and director of JPMP Capital Corp.


          JPMP Capital Corp. is a wholly owned subsidiary of J.P. Morgan Chase & Co. (formerly known as The Chase Manhattan Corporation), a Delaware corporation (hereinafter referred to as "JP Morgan Chase") which is engaged (primarily through subsidiaries) in the commercial banking business with its principal office located at 270 Park Avenue, New York, New York 10017. Set forth in Schedule B hereto and incorporated herein by reference are the names, business addresses, principal occupations and employments of each executive officer and director of JP Morgan Chase.















SEC 1745 (3-98)

                                  SCHEDULE 13G

ISSUER:  Crown Media Holdings, Inc.                        CUSIP No.:  228411104
------                                                     ---------


                                                                      SCHEDULE A


                               JPMP CAPITAL CORP.
                               ------------------

                              EXECUTIVE OFFICERS(1)
                              ---------------------

President                                                     Jeffrey C. Walker*
Executive Vice President                                      Mitchell J. Blutt, M.D.*
Executive Vice President                                      Arnold L. Chavkin*
Executive Vice President                                      John M.B. O'Connor*
Managing Director                                             Dr. Dana Beth Ardi
Managing Director                                             Christopher C. Behrens*
Managing Director                                             Julie Casella-Esposito*
Managing Director                                             Rodney A. Ferguson*
Managing Director                                             Cornell P. French*
Managing Director                                             Michael R. Hannon*
Managing Director                                             Alfredo Irigoin*
Managing Director                                             Andrew Kahn*
Managing Director                                             Jonathan R. Lynch*
Managing Director                                             Stephen P. Murray*
Managing Director                                             Timothy Purcell*
Managing Director                                             Faith Rosenfeld*
Managing Director                                             Shahan D. Soghikian*
Managing Director                                             Timothy J. Walsh*
Managing Director                                             Richard D. Waters, Jr.*
Managing Director                                             Damion E. Wicker, M.D.*
Managing Director                                             Eric R. Wilkinson*
Senior Vice President and Assistant Secretary                 James Hutter*
Senior Vice President and Assistant Secretary                 Mounir Nahas*
Senior Vice President, Treasurer and Assistant Secretary      Elisa R. Stein*
Vice President and Assistant Secretary                        Richard Madsen*
Vice President and Assistant Secretary                        Puneet Gulati*
Vice President and Assistant Secretary                        Thomas Szymoniak*
Vice President and Assistant Secretary                        Scott Kraemer*
Secretary                                                     Anthony J. Horan**
Assistant Secretary                                           Robert C. Caroll**
Assistant Secretary                                           Denise G. Connors**
Assistant Secretary                                           Euisun Lisa Lee**
Assistant Secretary                                           Timothy Samson**


--------
(1) Each of whom is a United States citizen except for Messrs. Irigoin, and Soghikian.
* Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York, New York 10020.
** Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.



SEC 1745 (3-98)

                                  SCHEDULE 13G

ISSUER:  Crown Media Holdings, Inc.                        CUSIP No.:  228411104
------                                                     ---------


                                  DIRECTORS(1)
                                  ------------
                              William B. Harrison**
                               Jeffrey C. Walker*
























--------
(1) Each of whom is a United States citizen except for Messrs. Irigoin, and Soghikian.
* Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York, New York 10020.
** Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.



SEC 1745 (3-98)

                                  SCHEDULE 13G

ISSUER:  Crown Media Holdings, Inc.                        CUSIP No.:  228411104
------                                                     ---------



                                                                      SCHEDULE B

                             J.P. MORGAN CHASE & CO.
                             -----------------------

                              EXECUTIVE OFFICERS(1)
                              ---------------------

  Chairman of the Board and Chief Executive Officer                          William B. Harrison Jr.*
  Vice Chairman                                                              David A. Coulter*
  Vice Chairman                                                              Walter A. Gubert*
  Vice Chairman                                                              Thomas B. Ketchum*
  Vice Chairman                                                              Donald H. Layton*
  Vice Chairman                                                              James B. Lee Jr. *
  Vice Chairman                                                              Jeffrey C. Walker**
  Vice Chairman; Head of Finance, Risk Management and Administration         Marc J. Shapiro*
  Executive Officer                                                          Steven D. Black*
  Executive Officer                                                          Donald H. McCree III*
  Executive Officer                                                          James I. Staley*
  Executive Officer                                                          Don M. Wilson*
  Executive Officer                                                          William T. Winters*
  Executive Vice President; General Auditor                                  William J. Moran*
  Executive Vice President; Chief Financial Officer                          Dina Dublon*
  Executive Vice President; Head of Market Risk Management                   Lesley Daniels Webster*
  Chief Credit Officer                                                       Robert S. Strong*
  Managing Director                                                          Paul W. Brandow*
  Managing Director; Corporate Treasurer                                     David B. Edelson*
  Managing Director; Head of Credit Risk Policy                              Suzanne Hammett*
  Managing Director                                                          Louis M. Morrell*
  Managing Director                                                          John Steinhardt*
  Managing Director                                                          John Wilmet*
  Managing Director                                                          Jorge V. Jasson*
  General Counsel                                                            William H. McDavid*
  Corporate Secretary                                                        Anthony James Horan*
  Senior Vice President; Assistant General Counsel                           Ronald C. Mayer*
  Senior Vice President; Chief Compliance Officer                            Gregory S. Meredith*
  Director of Human Resources                                                John J. Farrell*
  Director of Corporate Marketing and Communications                         Frederick W. Hill*
  Controller                                                                 Joseph L. Scalfani*
  Assistant Corporate Secretary                                              James C. Berry*

                                  DIRECTORS(1)
                                  ------------

                                    PRINCIPAL OCCUPATION OR EMPLOYMENT;
 NAME                               BUSINESS OR RESIDENCE ADDRESS
--------------------------------------------------------------------------------
 Hans W. Becherer                   Retired Chairman of the Board and
                                    Chief Executive Officer
                                    Deere & Company
                                    One John Deere Place
                                    Moline, IL 61265
--------------------------------------------------------------------------------


--------
(1)  Each of whom is a United States citizen.
* Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.
** Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York New York 10020.



SEC 1745 (3-98)

                                  SCHEDULE 13G

ISSUER:  Crown Media Holdings, Inc.                        CUSIP No.:  228411104
------                                                     ---------

                                    PRINCIPAL OCCUPATION OR EMPLOYMENT;
 NAME                               BUSINESS OR RESIDENCE ADDRESS
--------------------------------------------------------------------------------
 Riley P. Bechtel                   Chairman and Chief Executive Officer
                                    Bechtel Group, Inc.
                                    P.O. Box 193965
                                    San Francisco, CA 94119-3965
--------------------------------------------------------------------------------
 Frank A. Bennack, Jr.              President and Chief Executive Officer
                                    The Hearst Corporation
                                    959 Eighth Avenue
                                    New York, New York  10019
--------------------------------------------------------------------------------
 Lawrence A. Bossidy                Chairman of the Board
                                    Honeywell International
                                    P.O. Box 3000
                                    Morristown, NJ 07962-2245
--------------------------------------------------------------------------------
 M. Anthony Burns                   Chairman of the Board
                                    Ryder System, Inc. 3600
                                    N.W. 82nd Avenue Miami, Florida
                                    33166
--------------------------------------------------------------------------------
 H. Laurence Fuller                 Retired Co-Chairman
                                    BP Amoco p.l.c.
                                    1111 Warrenville Road, Suite 25
                                    Chicago, Illinois  60563
--------------------------------------------------------------------------------
 Ellen V. Futter                    President and Trustee
                                    American Museum of Natural History
                                    Central Park West at 79th Street
                                    New York, NY 10024
--------------------------------------------------------------------------------
 William H. Gray, III               President and Chief Executive Officer
                                    The College Fund/UNCF
                                    9860 Willow Oaks Corporate Drive
                                    P.O. Box 10444
                                    Fairfax, Virginia  22031
--------------------------------------------------------------------------------
 William B. Harrison, Jr.           Chairman of the Board and
                                    Chief Executive Officer
                                    J.P. Morgan Chase & Co.
                                    270 Park Avenue, 8th Floor
                                    New York, New York  10017-2070
--------------------------------------------------------------------------------
 Helene L. Kaplan                   Of Counsel
                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    Four Times Square
                                    New York, New York  10036
--------------------------------------------------------------------------------
 Lee R. Raymond                     Chairman of the Board and
                                    Chief Executive Officer
                                    Exxon Mobil Corporation
                                    5959 Las Colinas Boulevard
                                    Irving, TX 75039-2298
--------------------------------------------------------------------------------
 John R. Stafford                   Chairman of the Board
                                    American Home Products Corporation
                                    5 Giralda Farms
                                    Madison, New Jersey  07940
--------------------------------------------------------------------------------
 Lloyd D. Ward                      Chief Executive Officer
                                    U.S. Olympic Committee
                                    One Olympic Plaza
                                    Colorado Springs, CO  80909
--------------------------------------------------------------------------------



SEC 1745 (3-98)